Exhibit 4

CONFIDENTIAL TREATMENT REQUESTED

The asterisked (“*”) portions of this document
have been omitted and filed separately with the
Securities and Exchange Commission pursuant to
a request for confidential treatment.

Intelsat LLC
14 Dundonald Street West
Hamilton, Bermuda HM 09

Amendment No. 8

to

CONTRACT NO. INTEL-1700

between

INTELSAT LLC

and

SPACE SYSTEMS/LORAL, INC.

for

INTELSAT IX Spacecraft
and Associated Equipment and Services

26 June 2003

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment

     THIS Amendment No.8 (the “Amendment”) is entered into as of this 26th day of June 2003, and effective in accordance with Article 8.K of this Amendment (the “Effective Date”) between INTELSAT LLC (“INTELSAT”) and Space Systems/Loral, Inc. (the “Contractor”, and collectively with INTELSAT, the “Parties”, and individually a “Party”).

WITNESSETH THAT:

     WHEREAS, the Contractor and INTELSAT are Parties to the original Contract dated March 18, 1997, including Amendments 1 through 7 thereto (as so amended, the “Contract”); and

     WHEREAS, in accordance with Articles 6 and 8, the Contract provides that the Contractor is entitled to certain performance payments based upon in-orbit performance of the Spacecraft purchased hereunder, including the recovery of performance payments not previously earned for less than satisfactory operation (such payments defined below as “Performance Payments”); and

     WHEREAS, the Contractor has entered into a certain a Firm Fixed Price Subcontract, S-612837-RJW, dated as of March 18, 1997, as amended (hereinafter referred to as “Alcatel Subcontract”) with Alcatel Space S.A., a successor of Alcatel Space Industries S.A. (hereinafter referred to as “Alcatel”) under which Alcatel is to be paid by the Contractor a portion of the Performance Payments (as defined below) due hereunder; and

     WHEREAS, the Contractor has been paid all amounts due and payable through 31 May 2003; and

     WHEREAS, pursuant to an Assignment dated as of June 25, 2003 between the Contractor and Alcatel (the “Assignment”), the Contractor assigned all of its right, title and interest in and to the Alcatel Future Performance Payments (as defined below) to Alcatel; and

     WHEREAS, INTELSAT and the Contractor pursuant to this Amendment are entering into an agreement whereby (i) INTELSAT agrees to pay all Alcatel Future Performance Payments to Alcatel, and (ii) the Parties agree on the role of Alcatel in the process of negotiating and determining any reductions in Alcatel Future Performance Payments by INTELSAT for less than satisfactory performance of the spacecraft; and

     WHEREAS, the Contractor is selling to INTELSAT pursuant to this Amendment a portion of the Performance Payments under this Contract, but not including the Alcatel Future Performance Payments (defined below as the “Contractor Future Performance Payments”); and

     WHEREAS, the Parties desire to amend the Contract to provide for the foregoing and to provide for such other matters as set forth herein; and

     WHEREAS, this Amendment is a separate and independent agreement, and the Parties hereto have relied on such separateness in entering into this Amendment.

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment

     NOW THEREFORE, in consideration of the mutual covenants and conditions set forth in this Amendment, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1)	Add Exhibit G, Alcatel Future Performance Payment Schedule, attached hereto as Attachment No. 1.

2)	Amend Article 1, DEFINITIONS, as follows:

a)	Add item C-1 as follows:

“C-1. “Contractor Future Performance Payments” means those cumulative amounts to be paid to the Contractor pursuant to Paragraphs 6.B.3 (a) — (f) and 6.B.4 (a) — (f) and which are discounted and sold to INTELSAT pursuant to Paragraph 6.B.5.”

b)	Add item D-1 as follows:

“D-1. “Damage” or “Damages” means any amount due by the Contractor to INTELSAT under the Contract, including, but not limited to, events described in Article 8, or under the INTELSAT VII Contract.”

c)	Add item I — 1 as follows:

“I-1. “INTELSAT VII Contract” means the Contract No. INTEL-683, dated 4 October 1988, as amended, between INTELSAT and Space Systems/Loral, Inc.”

d)	Add item O — 1 as follows:

“O-1. “Performance Payments” means those amounts that may be earned pursuant to Paragraphs 6. B. 3 (a) — (f) and 6. B. 4 (a) - (f).”

e)	Add item O-2 as follows:

“O-2. “Purchase Price” means the price paid by INTELSAT to the Contractor for the purchase of the Contractor Future Performance Payments pursuant to Paragraph 6.B.5 hereof.”

f)	Add item X-1 as follows:

“X-1. “Alcatel Future Performance Payments” means those cumulative amounts to be paid to Alcatel pursuant to Paragraphs 6.B.3 (a) - (f) and 6.B.4 (a) - (f), a payment schedule of which is attached hereto as Exhibit G.”

3)	Amend Article 2, SCOPE OF WORK, add Exhibit G as follows:

“Exhibit G — Alcatel Future Performance Payment Schedule”

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment

4)	Amend Article 3, EQUIPMENT AND SERVICES TO BE FURNISHED AND PRICES THEREFORE, as follows:

Delete the text set forth therein in its entirety and insert in lieu thereof:

“Upon the full, satisfactory and timely completion and delivery, as required by this Article and Article 4 of this Contract, entitled Delivery Schedule, of the Items specified below, and acceptance by INTELSAT thereof, all in accordance with the requirements of this Contract, the Contractor and Alcatel, as applicable, shall be entitled to payment by INTELSAT of the applicable firm fixed prices specified below.

The agreed price includes all taxes, duties, transportation (except for Spacecraft), insurance and all other costs and charges associated with the performance of all Work. The Contractor shall be responsible for payment of all taxes and duties which may be required under any present or future laws and which become due by reason of performance of the Work, and shall comply with all requirements of said laws, including making of payment of any interest or penalties related to or arising from such taxes and duties. For the purposes of this Contract, the price of the Spacecraft authorized by INTELSAT to be shipped shall be F.O.B. origin and the prices of all other Items authorized by INTELSAT to be shipped shall be F.O.B. INTELSAT Headquarters in Washington, D.C., unless otherwise specified in writing by INTELSAT.

	Quantity	Description	Subtotal	Total Price

***	********	****************************************	**************	**************

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment

***	********	****************************************	**************	**************

* This amount reflects the Alcatel Future Performance Payments prior to any reductions for less than satisfactory operation in accordance with Articles 8.A through 8.C.
** Does not include the value of the Contractor Future Performance Payment which are being discounted and sold to INTELSAT pursuant to this Amendment.”

5)	Amend Article 6, SPACECRAFT PERFORMANCE PAYMENTS, as follows:

Delete the text set forth therein in its entirety and insert in lieu thereof:

“A.	The Contractor and Alcatel, as applicable, are entitled to receive Performance Payments for each Spacecraft which operates satisfactorily, as defined in Article 8 of this Contract, entitled Satisfactory Operation, after successful injection of the Spacecraft, as defined in Article 7 of this Contract, entitled Successful Injection.

B.	After successful injection of a Spacecraft (as defined in Article 7 hereof) and subject to the requirements of Article 8 of this Contract, entitled Satisfactory Operation, the Contractor and Alcatel, as applicable, shall be paid the following amounts for Performance Payment:

1.	a. For 901 and 902 Spacecraft, ******* (consisting of ******* the ***** recurring cost portion of each Spacecraft in subparagraph B.2.a below, plus ******* the present value of the stream of all of the Performance Payments from the orbital incentive pool, which is calculated using a ***** per annum discount rate) for a Spacecraft accepted by INTELSAT under the terms of this Contract which, following Lift-Off, does not achieve successful injection as defined by this Contract, and provided that such failure to achieve successful injection cannot be attributed to the Spacecraft or any Contractor equipment;

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment

b. For 903 Spacecraft, ******* (consisting of ******* the ***** recurring cost portion of the Spacecraft in subparagraph B.2.b below, plus ******* the present value of the stream of all of the Performance Payments from the orbital incentive pool, which is calculated using a ***** per annum discount rate) for the Spacecraft accepted by INTELSAT under the terms of this Contract which, following Lift-Off, does not achieve successful injection as defined by this Contract, and provided that such failure to achieve successful injection cannot be attributed to the Spacecraft or any Contractor equipment;

c. For 904 Spacecraft, ******* (consisting of ******* the ***** recurring cost portion of the Spacecraft in subparagraph B.2.c below, plus ******* the present value of the stream of all of the Performance Payments from the orbital incentive pool, which is calculated using a ***** per annum discount rate) for the Spacecraft accepted by INTELSAT under the terms of this Contract which, following Lift-Off, does not achieve successful injection as defined by this Contract, and provided that such failure to achieve successful injection cannot be attributed to the Spacecraft or any Contractor equipment;

d. For 905 Spacecraft, ******* (consisting of ******* the ***** recurring cost portion of the Spacecraft in subparagraph B.2.d below, plus ******* the present value of the stream of all of the Performance Payments from the orbital incentive pool, which is calculated using a ***** per annum discount rate) for the Spacecraft accepted by INTELSAT under the terms of this Contract which, following Lift-Off, does not achieve successful injection as defined by this Contract, and provided that such failure to achieve successful injection cannot be attributed to the Spacecraft or any Contractor equipment;

e. For 906 Spacecraft, ******* (consisting of ******* the ***** recurring cost portion of the Spacecraft in subparagraph B.2.e below, plus ******* the present value of the stream of all of the Performance Payments from the orbital incentive pool, which is calculated using a ***** per annum discount rate) for the Spacecraft accepted by INTELSAT under the terms of this Contract which, following Lift-Off, does not achieve successful injection as defined by this Contract, and provided that such failure to achieve successful injection cannot be attributed to the Spacecraft or any Contractor equipment;

f. For 907 Spacecraft, ******* (consisting of ******* the ***** recurring cost portion of the Spacecraft in subparagraph B.2.f below, plus ******* the present value of the stream of all of the Performance Payments from the orbital incentive pool, which is calculated using a ***** per annum discount rate) for the Spacecraft accepted by INTELSAT under the terms of this Contract which, following Lift-Off, does not achieve successful

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment injection as defined by this Contract, and provided that such failure to achieve successful injection cannot be attributed to the Spacecraft or any Contractor equipment.

2.	a. For 901 and 902 Spacecraft, ******* (consisting of ******* the ***** recurring cost portion of each Spacecraft withheld per Article 3 of this Contract entitled Equipment and Services to be Furnished and Prices Therefor; plus ******* the first quarterly payment of the total Performance Payments of ******* in the orbital incentive pool, which is divided into ************** each (which amount is subject to further adjustment pursuant to Paragraphs 6.B.3 and 6.B.5 below), with the first payment adjusted for rounding to *******) for a Spacecraft which is successfully injected and which, immediately after its arrival at the orbital station designated by INTELSAT, achieves a continuous ****** period of satisfactory operation as defined by this Contract, provided that such ****** period shall include at least *** **************. If such initial ****** period does not include **************, the amounts provided for in this subparagraph B.2.a shall be paid to the Contractor upon the completion of the said continuous ****** period of satisfactory operation; provided that, if the Spacecraft does not operate satisfactorily throughout the **************, the Contractor shall promptly refund said amounts to INTELSAT. For purposes of this clause, a Spacecraft shall be deemed to have arrived at the orbital station required by INTELSAT within a period not to exceed ****** after apogee motor firing, provided proper station-keeping capability has been demonstrated and achieved;

b. For 903 Spacecraft, ******* (consisting of ******* the ***** recurring cost portion of the Spacecraft withheld per Article 3 of this Contract entitled Equipment and Services to be Furnished and Prices Therefor; plus ******* the first quarterly payment of the total Performance Payments of ******* in the orbital incentive pool, which is divided into ********************* (which amount is subject to further adjustment pursuant to Paragraphs 6.B.3 and 6.B.5 below)) for the Spacecraft which is successfully injected and which, immediately after its arrival at the orbital station designated by INTELSAT, achieves a continuous ***** period of satisfactory operation as defined by this Contract, provided that such ***** period shall include at least *** **************. If such initial ******* period does not include **************, the amounts provided for in this subparagraph B.2.b shall be paid to the Contractor upon the completion of the said continuous ***** period of satisfactory operation; provided that, if the Spacecraft does not operate satisfactorily throughout the *********************, the Contractor shall promptly refund said amounts to INTELSAT. For purposes of this clause, a Spacecraft shall be deemed to have arrived at the orbital station required by INTELSAT within a period not to exceed ***** after apogee motor firing, provided proper station-keeping capability has been demonstrated and achieved;

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment

c. For 904 Spacecraft, ******* (consisting of ******* the ***** recurring cost portion of the Spacecraft withheld per Article 3 of this Contract entitled Equipment and Services to be Furnished and Prices Therefor; plus ******* the first quarterly payment of the total Performance Payments of ******* in the orbital incentive pool, which is divided into **************************** (which amount is subject to further adjustment pursuant to Paragraphs 6.B.3 and 6.B.5 below), with the first payment adjusted for rounding to *******) for the Spacecraft which is successfully injected and which, immediately after its arrival at the orbital station designated by INTELSAT, achieves a continuous ***** period of satisfactory operation as defined by this Contract, provided that such ***** period shall include at least **************. If such initial ***** period does not include **************, the amounts provided for in this subparagraph B.2.c shall be paid to the Contractor upon the completion of the said continuous ***** period of satisfactory operation; provided that, if the Spacecraft does not operate satisfactorily throughout the **************, the Contractor shall promptly refund said amounts to INTELSAT. For purposes of this clause, a Spacecraft shall be deemed to have arrived at the orbital station required by INTELSAT within a period not to exceed ***** after apogee motor firing, provided proper station-keeping capability has been demonstrated and achieved;

d. For 905 Spacecraft, ******* (consisting of ******* the ***** recurring cost portion of the Spacecraft withheld per Article 3 of this Contract entitled Equipment and Services to be Furnished and Prices Therefore; plus ******* the first quarterly payment of the total Performance Payments of ******* in the orbital incentive pool, which is divided into **************************** (which amount is subject to further adjustment pursuant to Paragraphs 6.B.3 and 6.B.5 below), with the first payment adjusted for rounding to *******) for the Spacecraft which is successfully injected and which, immediately after its arrival at the orbital station designated by INTELSAT, achieves a continuous ******* period of satisfactory operation as defined by this Contract, provided that such ******* period shall include at least **************. If such initial ******* period does not include **************, the amounts provided for in this subparagraph B.2.d shall be paid to the Contractor upon the completion of the said continuous ******* period of satisfactory operation; provided that, if the Spacecraft does not operate satisfactorily throughout the **************, the Contractor shall promptly refund said amounts to INTELSAT. For purposes of this clause, a Spacecraft shall be deemed to have arrived at the orbital station required by INTELSAT within a period not to exceed ******* after apogee motor firing, provided proper station-keeping capability has been demonstrated and achieved;

e. For 906 Spacecraft, ******* (consisting of ******* the ***** recurring cost portion of the Spacecraft withheld per Article 3 of this Contract entitled Equipment and Services to be Furnished and

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment

Prices Therefore; plus ******* the first quarterly payment of the total Performance Payments of ******* in the orbital incentive pool, which is divided into ********************* (which amount is subject to further adjustment pursuant to Paragraphs 6.B.3 and 6.B.5 below), with the first payment adjusted for rounding to *******) for the Spacecraft which is successfully injected and which, immediately after its arrival at the orbital station designated by INTELSAT, achieves a continuous ******* period of satisfactory operation as defined by this Contract, provided that such ******* period shall include at least **************. If such initial ******* period does not include **************, the amounts provided for in this subparagraph B.2.e shall be paid to the Contractor upon the completion of the said continuous ******* period of satisfactory operation; provided that, if the Spacecraft does not operate satisfactorily throughout the **************, the Contractor shall promptly refund said amounts to INTELSAT. For purposes of this clause, a Spacecraft shall be deemed to have arrived at the orbital station required by INTELSAT within a period not to exceed ******* after apogee motor firing, provided proper station-keeping capability has been demonstrated and achieved;

f. For 907 Spacecraft, ******* consisting of SS/L’s share only of the ***** recurring cost portion of the Spacecraft withheld per Article 3 of this Contract entitled Equipment and Services to be Furnished and Prices Therefor. For the Spacecraft which is successfully injected and which, immediately after its arrival at the orbital station designated by INTELSAT, achieves a continuous ******* period of satisfactory operation as defined by this Contract, provided that such ******* period shall include at least **************. If such initial ******* period does not include ************** the amounts provided for in this subparagraph B.2.f shall be paid to the Contractor upon the completion of the said continuous ******* period of satisfactory operation; provided that, if the Spacecraft does not operate satisfactorily throughout the **************, the Contractor shall promptly refund said amounts to INTELSAT. For purposes of this clause, a Spacecraft shall be deemed to have arrived at the orbital station required by INTELSAT within a period not to exceed ******* after apogee motor firing, provided proper station-keeping capability has been demonstrated and achieved;

3.	a. For 901 and 902 Spacecraft, ******* for each of the 901 and 902 Spacecraft and for each subsequent ******* period (hereinafter referred to as “Calendar Quarter”) of continuous satisfactory operation of the Spacecraft, beginning with ******************************* (the “Contractor Future Performance Payments”), which are being discounted and sold for an undivided portion of the Purchase Price pursuant to Paragraph 6.B.5 below; and, (ii) *********************************** to be paid to Alcatel (to be deemed part of the “Alcatel Future Performance Payments”), ****************************************;

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment

*	Due to in-orbit anomalies occurring prior to the end of the sixth Calendar Quarter, the maximum quarterly Performance Payment amount that can be earned by the 901 Spacecraft has been reduced to *******; the Alcatel Future Performance Payment share is *******; the Contractor Future Performance Payment share is *******

b. For 903 Spacecraft, ******* for each subsequent Calendar Quarter of continuous satisfactory operation of the Spacecraft, beginning with ************************************************* (Contractor Future Performance Payments) which are being discounted and sold for an undivided portion of the Purchase Price pursuant to Paragraph 6.B.5 below; and ************** *********************************** to be paid to Alcatel (to be deemed part of the “Alcatel Future Performance Payments”), ******* ******************************************.

c. For 904 Spacecraft, ******* for each subsequent Calendar Quarter of continuous satisfactory operation of the Spacecraft, beginning with ******************************************************** to the Contractor (Contractor Future Performance Payments) which are being discounted and sold for an undivided portion of the Purchase Price pursuant to Paragraph 6.B.5 below and (ii) Alcatel Future Performance Payment **************************** to be paid to Alcatel (to be deemed part of the “Alcatel Future Performance Payments”), ******************************************;

d. For 905 Spacecraft, ******* for each subsequent Calendar Quarter of continuous satisfactory operation of the Spacecraft, beginning with ****************************************** to the Contractor (Contractor Future Performance Payments) which are being discounted and sold for an undivided portion of the Purchase Price pursuant to Paragraph 6.B.5 below and (ii) Alcatel Future Performance Payment *************************************** to be paid to Alcatel (to be deemed part of the “Alcatel Future Performance Payments”), ***********************************.

e. For 906 Spacecraft, ******* for each subsequent Calendar Quarter of continuous satisfactory operation of the Spacecraft, ****************************************** and thereafter: (i) ********** ************** to the Contractor (Contractor Future Performance Payments) which are being discounted and sold for an undivided portion of the Purchase Price pursuant to Paragraph 6.B.5 below; and ****************************************** to be paid to Alcatel (to be deemed part of the “Alcatel Future Performance Payments”), *************************************************.

f. For 907 Spacecraft: (i) ****************************of the Contractor Future Performance Payment (which is being discounted and sold for an undivided portion of the Purchase

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment

Price pursuant to Paragraph 6.B.5) and (ii) ******* for the ***** recurring price at risk (to be paid to Alcatel and to be deemed part of the “Alcatel Future Performance Payments”) and ******* for the first quarterly payment of the Alcatel Future Performance Payment (to be paid to Alcatel and to be deemed part of the “Alcatel Future Performance Payments”), for the Spacecraft which is successfully injected and which, immediately after its arrival at the orbital station designated by INTELSAT, achieves a continuous ******* period of satisfactory operation as defined by this Contract, provided that such ******* period shall include at least **************. If such initial ******* period does not include ************** the amounts provided for in this subparagraph B.3.f shall be paid upon the completion of the said continuous ******* period of satisfactory operation; provided that, if the Spacecraft does not operate satisfactorily throughout the **************, the Alcatel Future Performance Payment amount paid pursuant to this subparagraph (f) shall be promptly refunded to INTELSAT. For purposes of this clause, a Spacecraft shall be deemed to have arrived at the orbital station required by INTELSAT within a period not to exceed ******* after apogee motor firing, provided proper station-keeping capability has been demonstrated and achieved.

Thereafter, for the 907 Spacecraft: (a) ******* for each subsequent Calendar Quarter of continuous satisfactory operation of the Spacecraft, beginning with ********************* to the Contractor (the Contractor Future Performance Payments), which are being discounted and sold for an undivided portion of the Purchase Price pursuant to Paragraph 6.B.5 below; and (b) ***************** ******************************************* to be paid to Alcatel and to be deemed part of the Alcatel Future Performance Payments **************************** with such payments part of the “Alcatel Future Performance Payments.”

4.	a. For 901 and 902 Spacecraft:

(i)	Contractor Future Performance Payments: ******* for each of 901 and 902 Spacecraft and for each ***************** ******************************************************* ********

(ii)	Alcatel Future Performance Payments: ************** ******************************************************* ****

b.	For 903 Spacecraft:

(i)	Contractor Future Performance Payments: ************** ******************************************************* ********

(ii)	Alcatel Future Performance Payments: ************** ******************************************************* ****

c.	For 904 Spacecraft:

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment

(i)	Contractor Future Performance Payments: ************** ******************************************************* ********

(ii)	******************************************************* ********

d.	For 905 Spacecraft:

(i)	Contractor Future Performance Payments: ************** ******************************************************* ********

(ii)	Alcatel Future Performance Payments: ************** ******************************************************* *

e.	For 906 Spacecraft,

(i)	Contractor Future Performance Payments: ************** ******************************************************* ********

(ii)	Alcatel Future Performance Payments: ************** ******************************************************* *

f.	For 907 Spacecraft:

(i)	Contractor Future Performance Payments: ************** ******************************************************* ********

(ii)	Alcatel Future Performance Payments:, ************** ******************************************************* ****

g.	The cumulative amount of payments under this subparagraphs B.4 (a) — (f) **************************** ******************************************************* *

5.	INTELSAT shall pay to the Contractor the combined amount of ******* as a one-time purchase price for all the Contractor’s rights, title and interest in the Contractor Future Performance Payments under this Contract and the INTELSAT VII Contract which become due and payable from and after 1 June 2003 (“Purchase Price”), as set forth in Paragraphs 6. B. 3 and 6. B. 4 below and as set forth in the INTELSAT VII Contract. The Purchase Price shall not be subject to adjustment based upon the actual performance of any Spacecraft hereunder for less than continuous satisfactory operation, or failure of INTELSAT to operate any Spacecraft purchased hereunder beyond **************. Notwithstanding the foregoing, the Contractor shall remain obligated for Damages, if any, pursuant to the provisions of Article 8.D hereto.

6.	Pursuant to the Assignment, the Contractor assigned to Alcatel, all of the Contractor’s right, title and interest in and to the Alcatel

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment

Future Performance Payments, and INTELSAT consents to such Assignment. In accordance with the Assignment, the Contractor has, and shall have, no right to or interest in the Alcatel Future Performance Payments. For the avoidance of any doubt, and to prevent any risk of double-payments, the Contractor further waives any and all rights to be paid the Alcatel Future Performance Payments.

7.	a. The Alcatel Future Performance Payments shall in each case be paid electronically by INTELSAT to Alcatel as provided in Article 37.D hereof within thirty (30) days after receipt by INTELSAT of a properly certified invoice from Alcatel that the particular period of satisfactory operation has been concluded. Alcatel shall provide to the Contractor a copy of such invoice.

b. INTELSAT has received the Contractor’s invoice 84936 dated June 23, 2003 in the amount of *******. The Contractor agrees to withdraw such invoice. The Contractor shall reissue an invoice in the amount of *******, and Alcatel shall issue an invoice in the amount of *******. INTELSAT shall pay such invoices pursuant to Articles 6.B.2 (f) and 6.B.3 (f) respectively, on or before July 22, 2003.

8.	The Purchase Price, less the $5,000,000 pursuant to Article 8.D.6 to be held in Escrow, shall be paid electronically by INTELSAT as provided in Article 37.C hereof on the Effective Date of this Amendment.

C.	Late Payments

In the event any Performance Payments (including without limitation the Alcatel Future Performance Payments) are not paid within 90 days from the receipt of the invoice by INTELSAT, and it is later determined that there were in fact amounts owed hereunder, such amounts shall be paid with interest. Beginning on the 91st day after the receipt of the invoice, the interest rate to be applied to each quarterly amount owed shall be the prime interest rate which will be the rate published in the Wall Street Journal on the first business day of each month.

D.	Other Alcatel Payments

Notwithstanding the foregoing, INTELSAT shall not be obligated to make any other direct payments to the Contractor’s subcontractors other than the Alcatel Future Performance Payments, and the Contractor shall remain solely liable for all its subcontractor payments and obligations, other than the Alcatel Future Performance Payments, under this Contract.”

6)	Amend Article 8, SATISFACTORY OPERATION, as follows:

Delete the text set forth therein its entirety and insert in lieu thereof:

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment

“A.	Definition

1.	The obligation of INTELSAT to pay Performance Payments for each successfully injected Spacecraft is dependent on the satisfactory operation of that Spacecraft.

2.	For the purpose of Performance Payments, a Spacecraft will be deemed to be in “satisfactory operation” if data available from the Spacecraft shows that no conditions exist at any time during a period following injection equal to the orbital design lifetime committed to in Exhibit A which adversely affect or can reasonably be predicted to affect adversely the Spacecraft operation and it meets all the requirements of Exhibits A. Notwithstanding anything contained in these Exhibits concerning the estimated probability of survival of a Spacecraft, or anything relating to the behavior or performance of the Spacecraft under failure conditions, the complete Spacecraft with ******* of the RF transmission channels in each coverage area must continuously meet all the requirements of Exhibits A without interruption, during the entire ******* (as committed to in Exhibit A) of the Spacecraft in-orbit in order for it to meet the test of satisfactory operation. A defect in a Spacecraft that can be satisfactorily corrected by a switch to a redundant unit in the Spacecraft will not be deemed to affect the satisfactory operation of that Spacecraft.

3.	Should INTELSAT elect to use a launch vehicle configuration which, as required in Exhibit A, leads to an orbital design life shorter than the lifetime specified in subparagraph A.2 hereof (i.e. the orbital design lifetime committed to in Exhibit A), the definition of satisfactory operation as specified in this Article 8 shall be deemed modified, to the extent that the requirement to maintain the orbit’s inclination to less than 0.05º shall cease to be applicable after a time in orbit equal to the orbital design life in Exhibit A for the launch vehicle used. In the case where INTELSAT selects a launch vehicle with capabilities other than specified in Exhibit A, the definition of satisfactory operation shall be deemed to be modified as stated above except that the time at which the requirements to maintain the orbit’s inclination to less than 0.05º be mutually agreed to between INTELSAT and the Contractor prior to launch, and shall be based on an engineering analysis of the impact on North-South station keeping life from the reduced propellant loading resulting from the less-than-specified launch vehicle capabilities.

4.	Should the Spacecraft fail to provide satisfactory operation, as defined in this Article, INTELSAT shall not be required to pay Performance Payments, except as provided for in Paragraph B of this Article, and the Contractor agrees not to enter into any agreement for purposes of mitigating directly or indirectly the loss or reduction of these Performance Payments through insurance or

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment any other means. Furthermore, the Contractor shall insert the substance of this subparagraph A.4 in all Key Subcontracts.

B.	Less Than Satisfactory Operation of a Spacecraft

1.	During such period or periods of time that all the conditions prescribed in Paragraph A of this Article for satisfactory operation are not continuously met for a particular Spacecraft, but INTELSAT uses such Spacecraft for commercial purposes during such period or periods, the Parties and Alcatel, pursuant to Paragraph 8.C, shall negotiate an equitable payment, which shall be paid directly to Alcatel and shall be deemed a “Alcatel Future Performance Payment” (the difference between an Alcatel Future Performance Payment set forth in Articles 6.B.3 and 6.B.4 and such equitable payment, the “Alcatel Performance Payment Reduction”) for such use, which payment shall, in no event, exceed ******* of the payments provided for in Article 6 of this Contract, entitled Spacecraft Performance Payments, subparagraphs B.2 through B.4, with respect to the period or periods of such use. The amount of the negotiated payment shall reflect three principal components: (1) the operational capabilities of the Spacecraft with the deficiencies as compared to the operational capabilities thereof without the deficiencies; (2) the operating usefulness to INTELSAT of the Spacecraft in the total INTELSAT system with the deficiencies as compared to the operating usefulness thereof without the deficiencies; and (3) any additional costs INTELSAT may incur and any revenue it may lose as a result of the failure of the Spacecraft to continuously meet the conditions prescribed in Paragraph A of this Article. For purposes of such negotiation, it is the intent of the parties that the reduction of Performance Payments for each Failed Transponder shall be ******* of the original performance incentive payment which would otherwise be payable for the periods of failure. As related to Ku-Band transponders on a Spacecraft, the ******* deduction shall not apply until there are less than ******* Ku-Band transponders operating nominally. If INTELSAT elects not to use such degraded Spacecraft for commercial communications purposes, no further Performance Payments shall be made to the Contractor for such Spacecraft.

Any adjustment to the Alcatel Future Performance Payments under this Article 8.B shall be reduced to reflect that the Alcatel Future Performance Payments are a proportionate share of the Performance Payments prior to this Amendment, as Alcatel’s shares are set forth in Article 8.D.4.

2.	In the event that INTELSAT makes an over-payment of any Alcatel Future Performance Payments in excess of any amount later determined to be due pursuant to Articles 8.A through 8.C, INTELSAT reserves the right to offset any subsequent Alcatel Future Performance Payments against such overpaid amount.

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment

C.	Determinations Under Article 8.A or 8.B

1.	The use of INTELSAT measurements, computations and analyses for the purpose of determinations relative to the definition in Paragraph A of this Article shall be binding hereunder. The Contractor shall be given access to this data. The Contractor shall share such measurements, computations and analyses with Alcatel, subject to Article 57 herein.

2.	INTELSAT shall negotiate any reduction in Alcatel Future Performance Payment under Article 8.B.2 (an “Alcatel Performance Payment Reduction”) and shall resolve any dispute arising in connection therewith with the Contractor and Alcatel jointly, and (i) the Contractor and INTELSAT shall not determine such Alcatel Performance Payment Reduction or resolve any such dispute without the prior written consent of Alcatel; (ii) the Contractor shall cooperate with Alcatel and INTELSAT in the determination of any such Alcatel Performance Payment Reduction and resolution of such dispute, including without limitation in any discussions with INTELSAT, and (iii) the Contractor shall follow Alcatel’s written instructions as to the acceptance or rejection of any such Alcatel Performance Payment Reduction and any such resolution of the dispute. The Contractor and INTELSAT shall not enter into any agreement regarding any Alcatel Performance Payment Reduction or dispute relating thereto without Alcatel’s prior written consent.

D.	In-orbit Performance Damages

1.	Redundancy. Notwithstanding the provisions of Paragraph 8.A.2 or any provisions in this Contract to the contrary, if switching to a redundant unit in the Spacecraft results in a Spacecraft configuration which no longer possesses any operational redundant units at the system or subsystem level, and if any additional failure or defect can no longer be corrected by switching to a redundant unit, the Contractor shall pay INTELSAT for total loss of redundancy the sum specified in the schedule below, and this payment would be in addition to any other remedies due INTELSAT under this Contract.

The loss of redundancy provision in the preceding Paragraph applies only to key components whose failure would terminate or severely curtail mission activities, such as: communications receivers, up-converters, high power amplifiers, earth sensors, momentum wheels, solar array, solar array drives, ACE processor, DHE processor, telemetry transmitter, command receivers and power control unit. This provision is not applicable in cases where a solution, such as a software “patch” or other agreed-upon workaround can be implemented to provide an alternate source of

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment redundancy, nor where an otherwise functional unit is switched-off due to partial loss of telemetry.

Table 8-1

Number of Years In
Satisfactory Operation
During Which Time	Price Adjustment
Total Loss of	For Total
Redundancy Occurred	Loss of Redundancy

Year 1 Year 2 Year 3 Year 4 Year 5	******* ******* ******* ******* *******

Total loss of redundancy for Ku-band high power amplifiers (TWTAs) shall consist of the loss of *******.

If a price adjustment has been imposed by INTELSAT in accordance with this sub-paragraph D.1, but at a later time the failed unit causing the price adjustment is corrected or a work-around is devised, and which is agreed to by INTELSAT such that redundancy again exists, INTELSAT shall refund the price adjustment or an agreed upon portion thereof.

2.	In-orbit Events. Notwithstanding the provisions of Paragraph 8. B. 1 above or any provisions in this Contract to the contrary, if any of the events defined in D.2.a through D.2.e below occur at any time during the period following successful injection through year ***** of the orbital design lifetime committed to in Exhibit A, the Contractor shall pay to INTELSAT the damages specified in Table 8-2 within 30 days of INTELSAT’s demand for such payment. The criteria for in-orbit events is defined as follows:

a.	Reset or glitch of the on-board computer (DHE or ACE) that results in the temporary (more than once) loss of earth lock;

b.	Reset or failure of the on-board computer (DHE or ACE) that results in the permanent loss of earth lock;

c.	Lock-up of HUB or SIA that results in a temporary (exceeds 24 hours) or permanent loss of telemetry or command functions;

d.	Total loss of redundancy of the ACE;

e.	Total loss of redundancy of the DHE.

Excluded from the above criteria are events that occur in the period from launch to the completion of in-orbit testing which (i) the Contractor corrects via software or operational procedures which result in the Spacecraft operating in accordance with Exhibit A, without cost to, or use of additional resources by INTELSAT or delay to the scheduled in-service date of the Spacecraft; (ii) are

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment due to operator error; (iii) are caused by the launch vehicle. The determination that an event has occurred shall be agreed among the INTELSAT, the Contractor and Alcatel.

Table 8-2

Period from successful	Price Reduction If ******* Late	Price Reduction If ******* Late
injection in which the event	Delivery Damages Not Paid	Delivery Damages Paid
occurs through:	(Note 1)	(Note 2)

**************	**************	**************

Notes:

1. Price reduction applicable per Spacecraft in the event that the Contractor has not paid liquidated damages for late delivery for such Spacecraft. This price reduction column shall apply to the 901 Spacecraft.

2. Price reduction applicable per Spacecraft in the event that the Contractor has paid liquidated damages for late delivery for such Spacecraft, except the 901 Spacecraft, which shall be governed by Note 1 above.

3. The above amounts do not include escalation charges, which shall be applied the rate of ***** per annum, compounded annually and calculated from the delivery dates set forth in Article 4, entitled Delivery Schedule.

Should an event occur which may appear to fall under multiple criteria the Contractor shall only be liable for damages once per event per Spacecraft (i.e. no doubling of damages). However, multiple price reductions for separate events may be accrued provided that the total reduction associated with this Paragraph D.2 shall in no instance exceed ******* (or ******* in the instance that the late delivery of the Spacecraft has resulted in the Contractor having paid to INTELSAT late delivery damages of ******* or more) per Spacecraft.

Payment to INTELSAT under this Article 8.D is: (i) intended to be compensatory and does not constitute a penalty; and (ii) shall be in addition to any other remedies available to INTELSAT under this Contract.

3.	Battery or TWTA Failures. Notwithstanding the provisions of the preceding Paragraph or any provisions in this Contract to the contrary, in the event that that the TWTAs or the batteries on one or more of the 903, 904, 905, 906 or 907 Spacecraft have not performed satisfactorily at any time during a ******* period commencing upon completion of the ******* period of satisfactory

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment operation for each such Spacecraft referred to in Paragraph B.2 of Article 6, Spacecraft Performance Payments, the Contractor shall pay damages of ******* per affected Spacecraft to INTELSAT within 30 days after receipt of notice from INTELSAT. For the purposes of such determination, it is the intent of the parties that only significant failures of the batteries or TWTAs shall result in the payment of such damages and that interest shall not apply.

4.	In the event that the Contractor owes INTELSAT damages due to the occurrence of an event described in Article 8.D.1, 8.D.2 or 8.D.3 (such damages, the “Article 8.D.1 -D.3 Damage”, and such event, an “Article 8.D.1 -D.3 Event”), if INTELSAT has sent to the Contractor a written demand for payment of such Article 8.D.1 -D.3 Damages and has either (i) pursued in a timely manner through commercially reasonable efforts payment from the Contractor of the Contractor’s Share (as defined below) of the Article 8.D.1 -D.3 Damage or (ii) has submitted an Instruction Order (as defined in the Escrow Agreement) to the Depository Bank (as defined below) for the Contractor’s Share of the Article 8.D.1 -D.3 Damages, then INTELSAT shall have the right to offset, against any Alcatel Future Performance Payments for Alcatel’s Share of the Article 8.D.1 -D.3 Damage for the Article 8 D.1 -D.3 Event , regardless of the Spacecraft for which Alcatel Future Performance Payments are earned.

	Contractor's Share of the	Alcatel's Share of the
Satellite	Damages	Damages

901 Spacecraft 902 Spacecraft 903 Spacecraft 904 Spacecraft 905 Spacecraft 906 Spacecraft 907 Spacecraft	******* ******* ******* ******* ******* ******* *******	******* ******* ******* ******* ******* ******* *******

Anything in this Amendment notwithstanding, INTELSAT’s right to offset in connection with any Article 8.D.1 — D.3 Event or in connection with the Support Agreement dated as of June 26, 2003 between INTELSAT and Alcatel shall not exceed the total amount of the Alcatel Future Performance Payments pursuant to this Amendment.

INTELSAT shall immediately refund to Alcatel any amount offset by INTELSAT against Alcatel Future Performance Payment, which is determined at any time to have been offset incorrectly or in violation of this Article 8.D.

INTELSAT shall jointly negotiate with the Contractor and Alcatel with respect to any dispute arising in connection with any Article 8.D.1 — D.3 Event. The Contractor and INTELSAT shall not make

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment any agreement with respect to any Article 8.D.1 -D.3 Event, any Article 8.D.1- D.3 Damage or resolve any dispute in connection with any Article 8.D.1 -D.3 Event without the prior written consent of Alcatel, except as set forth in the following sentence. The Contractor retains the right to resolve any such dispute with INTELSAT, without the consent of Alcatel, where the Contractor agrees to resolve completely such dispute solely by payment of money from the Contractor and pays to INTELSAT100% of the agreed amount of the Article 8.D.1 -D.3 Damage, provided that there have been at least thirty (30) days of good faith negotiations among INTELSAT, the Contractor and Alcatel, and in such instance there shall be no offset against Alcatel Future Performance Payments. INTELSAT and the Contractor shall cooperate with Alcatel in determining any such Article 8.D.1 -D.3 Event and negotiating any such Article 8.D.1 -D.3 Damage and resolving any such dispute. The Contractor shall provide Alcatel with all documents and information Alcatel may request from time to time in connection with any such Article 8.D.1 -D.3 Event, Article 8.D.1 -D.3 Damage and/or dispute.

5.	Payment of Damages. In the event any Damages become due, such damages shall be paid by the Contractor within thirty (30) days after receipt of a properly certified invoice noting the particular Damage event and amount for which payment is claimed. In the event that payment is not made within such thirty (30) day period, thereafter interest on the undisputed amount (the “Damages Default Interest”) shall accrue at an annual rate of the prime interest rate, as published in the Wall Street Journal as of the first business day of each month that payment is delinquent, plus *******, compounded monthly, until payment of the undisputed delinquent amounts (plus any accrued interest) is made, or such amounts are withdrawn from the Contractor Escrow Account (as defined in Paragraph 7 below). Damages Default Interest shall be paid directly to INTELSAT as liquidated damages.

As more fully described in Paragraphs 8 through 9 below, to ensure payment of Damages and Damages Default Interest, INTELSAT shall have a perfected security interest in the Contractor Escrow Account in which the Contractor shall maintain the Minimum Balance (as defined in Paragraph 7 below) at all times. The Contractor shall execute a note dated the date hereof (the “Contingent Note”) in favor of INTELSAT to insure maintenance of the Minimum Balance. The Contingent Note shall be recourse exclusively to the WildBlue Receivables (defined in Paragraph 7 below). The Contractor Escrow Account and the WildBlue Deposit Account shall be pledged by the Contractor to INTELSAT pursuant to a Security Agreement dated the date hereof (the “Security Agreement”) by and between the Contractor and INTELSAT.

6.	Contractor Escrow Account. INTELSAT shall withhold from the Purchase Price an amount of $5,000,000 U.S., which shall be deposited with and held by INTELSAT in a credible financial institution selected by INTELSAT (the “Depository Bank”), which may include Riggs Bank, N.A., as a security deposit for the Contractor meeting its continuing obligation to pay Damages that may become due under the Contract and the INTELSAT VII Contract (hereinafter the “Contractor Escrow Account”). This Contractor Escrow Account shall be held in the name of the INTELSAT in a separate interest bearing account at the Depository Bank, until the conclusion of the orbital design life for all of the INTELSAT VII/VIIA (not including the 703 spacecraft) and IX Spacecraft, whereupon all remaining amounts in the Escrow Account shall be released to the Contractor.

The Contractor shall maintain a balance of $5,000,000 U.S. (the “Minimum Balance”) in the Contractor Escrow Account at all times. The Contractor Escrow Account shall be governed by a escrow agreement (the “Escrow Agreement”) entered into between the Contractor, INTELSAT and the Depository Bank. The Contractor Escrow Account shall be pledged to INTELSAT pursuant to the Security Agreement and INTELSAT’s interest therein shall be perfected by having INTELSAT be the customer of the Depository Bank with respect to the Escrow Account. The Escrow Agreement shall permit the Contractor to (i) withdraw all amounts above the Minimum Balance and (ii) receive quarterly interest payments on the Minimum Balance and any other amount, if any, in the Contractor Escrow Account. At the conclusion of the orbital design life for all of the INTELSAT VII/VIIA (not including the 703 Spacecraft) and IX spacecraft, all remaining balances in the Contractor Escrow Account (principal and Interest) will be remitted to the Contractor.

In the event that the Contractor fails to pay Damages in full when due as provided for in this Amendment, INTELSAT shall be entitled to submit a notice of demand for payment (“Payment Demand Notice”) to the Contractor for the delinquent Damages and Damages Default Interest, if any. The Contractor in the case and to the extent of any bona fide dispute shall submit any objection to an Payment Demand Notice (the “Objection to Demand” ) to INTELSAT within ten (10) days of receipt of a Payment Demand Notice. If the Contractor does not deliver an Objection to Demand within the required time, then INTELSAT shall have the right to exercise its rights, including, without limitation, it right to demand transfer of the funds deposited in the Escrow Account in an amount equal to the amount indicated on the Payment Demand Notice. If the Contractor delivers an Objection To Demand, then INTELSAT shall not send any Instruction Order or exercise its rights under the Documents (as defined in Article 37.E hereof) until there is a resolution of the Objection to Demand.

In the event that INTELSAT withdraws funds from the Contractor Escrow Account as provided in this Paragraph 6, the Contractor, notwithstanding anything to the contrary contained herein or in any other agreements related hereto, shall replenish the Contractor Escrow Account to its Minimum Balance. It is also further agreed that in the event that the Contractor delivers an Objection To Demand, the Contractor agrees that the disputed amount during the period of any dispute shall not be included in the calculation of the Minimum Balance, and the Contractor will be obligated to replenish the Contractor Escrow Account in order to maintain the Minimum Balance. It is further agreed that the provisions of this Amendment shall be read independently of the Escrow Agreement and shall be ineffective to the extent they preclude INTELSAT from having control as defined in Section 9-104 of the UCC and a perfected security interest.

7.	Contingent Note. The obligation of the Contractor to replenish the Contractor Escrow Account to its Minimum Balance shall be evidenced by the Contingent Note. INTELSAT may demand payment under the Contingent Note by submitting a replenishment demand invoice to the Contractor in an amount sufficient to return the balance of the Contractor Escrow Account to the Minimum Balance. Within thirty (30) days of receipt of a replenishment demand invoice from INTELSAT, the Contractor shall pay to INTELSAT pursuant to the Contingent Note sufficient funds to restore the Contractor Escrow Account to its Minimum Balance and INTELSAT shall deposit such amounts into the Contractor Escrow Account. INTELSAT shall receive interest on any unpaid delinquent replenishment amount from the date due, to the extent not the subject of a good faith dispute (the “Replenishment Default Interest”) which shall accrue thereon at an annual rate of the prime interest rate, as published in the Wall Street Journal as of the first business day of each month that such replenishment deposit is delinquent, plus *******, compounded monthly, until the Contractor Escrow Account is returned to the Minimum Amount either by the Contractor or through operation of the WildBlue Deposit Account (defined in Paragraph 9 below). The Contingent Note shall be recourse only to the WildBlue Receivables.

8.	WildBlue Deposit Account. Solely as security for the Contractor’s obligations to make payments under the Contingent Note as set forth in Paragraph 7 above, the Contractor agrees that all receivable payment amounts (hereinafter referred to as the “WildBlue Receivables”) to which the Contractor is entitled under its Contract originally dated as of November 2, 1999, and as amended and restated as of June 26, 2003 with WildBlue Communications, Inc. (“WildBlue”) will be paid directly by WildBlue to the Depository Bank in bank account no. 840113021 (the “WildBlue Deposit Account”). The WildBlue Deposit Account shall be pledged to INTELSAT pursuant to the Security Agreement that

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment shall obligate the Contractor to (i) deposit all WildBlue Receivables directly into the WildBlue Deposit Account; (ii) enter into a control agreement (the “WildBlue Deposit Account Control Agreement”) with INTELSAT, the Depository Bank and Bank of America, N.A. (“BoA”), as junior lien holder with respect to the WildBlue Depository Account; and, (iii) grant INTELSAT a first priority security interest in the WildBlue Deposit Account and WildBlue Receivables pursuant to the Intercreditor Agreement, dated as of June 26, 2003 among INTELSAT, BoA and the Contractor, whereby BoA agrees to subordinate its security interest to INTELSAT’s security interest in the WildBlue Deposit Account and the WildBlue Receivables giving INTELSAT a first priority security interest thereon as collateral for the obligations under the Contingent Note. The WildBlue Deposit Account Control Agreement shall (i) permit the Contractor to withdraw from the WildBlue Deposit Account, free and clear of all claims and encumbrances, any and all amounts received therein as and when received until such time that INTELSAT submits an Instruction Order (as defined in the WildBlue Deposit Account Control Agreement) to the Depository Bank (with a copy to the Contractor) for payment of a delinquent replenishment amount that the Contractor fails to pay pursuant to the Contingent Note (including Replenishment Default Interest). Upon full payment of the delinquent replenishment amount, the Contractor shall be permitted to withdraw from the WildBlue Deposit Account, free and clear of all claims and encumbrances any and all amounts received therein as and when received.”

7)	Amend ARTICLE 22, DISPUTES, as follows:

Delete the text set forth therein in its entirety and insert in lieu thereof:

“A.	Any dispute or disagreement arising between the Contractor and INTELSAT in connection with this Contract, which is not settled within ******* (or such longer period as may be mutually agreed upon) from the date that either party notifies the other in writing that such dispute or disagreement exists, shall be settled by arbitration in accordance with the commercial Arbitration Rules of the American Arbitration Association, in effect on the date that such notice is given, except for the following: the party which demands arbitration of the controversy shall in writing specify the matter to be submitted to arbitration, and, at the same time, nominate a competent person to act as an arbitrator; thereupon, within ******* after receipt of such written notice, the other party shall in writing nominate a competent arbitrator. The two arbitrators shall meet and endeavor to resolve the matter, and, if they agree upon a resolution, the resolution so made shall be documented and signed by both arbitrators. If such two arbitrators fail to agree, they shall forthwith select a third arbitrator, giving written notice to both parties of the selected arbitrator and fixing a time and place in Washington, D.C., U.S.A., at which both parties may appear and be heard with respect to the matter. In case the two arbitrators shall

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment fail to agree upon a third arbitrator within a period of *******, or if for any other reason there shall be a lapse in nominating or selecting an arbitrator or arbitrators, or in the filling of a vacancy, or if there is a failure or refusal of any arbitrator or arbitrators to attend or fulfill his or their duties, then upon application by either party, an arbitrator or arbitrators shall be named by the American Arbitration Association. The arbitration resolution shall be final and binding upon the parties and judgement may be entered thereon, upon the application of either party, by any court having jurisdiction. Each party shall bear the cost of preparing and presenting its case; and the cost of arbitration, including the fees and expenses of the arbitrators, will be shared equally by the parties unless the resolution otherwise provides.

B.	Alcatel shall have the right to bring legal proceedings in its own name, for its own benefit and under in own control in connection with any rights and interests related to Alcatel under this Amendment, including without limitation Alcatel’s rights and interest in and to the Alcatel Future Performance Payments and Alcatel’s right to be paid the Alcatel Future Performance Payments, and any right of Alcatel relating to Article 8.D.1- D.3 Events or Article 8.D.1- D.3 Damage or any offset that affects Alcatel (such rights, the “Alcatel Future Performance Payment Rights”). No such legal proceedings may be commenced by Alcatel against INTELSAT or INTELSAT against Alcatel until (i) INTELSAT and Alcatel have attempted to resolve the dispute pursuant to good faith negotiations for a period of not less than *******, and (ii) failing resolution of such dispute during this ******* period, ******* after either Alcatel or INTELSAT has provided the other with written notice that such dispute has not been resolved. The Contractor, upon the request of INTELSAT or Alcatel, is obliged to provide reasonable cooperation, information and assistance in connection with any such legal proceedings.

C.	Any dispute or disagreement arising between Alcatel and INTELSAT in connection with any rights and interest related to Alcatel under this Contract, which is not settled as set forth in Article 22.B above, shall be settled under the Rules of Arbitration of the International Chamber of Commerce, in effect on the date that such notice is given, by three arbitrators appointed in accordance with the Rules. The arbitration proceeding shall be conducted in Washington, D.C., U.S.A. The arbitration resolution shall be final and binding upon the parties and judgement may be entered thereon, upon the application of either party, by any court having jurisdiction. Each party shall bear the cost of preparing and presenting its case, and the cost of arbitration, including the fees and expenses of the arbitrators, will be shared equally by the parties unless the resolution otherwise provides.”

8)	Amend ARTICLE 37, NOTICES, REPORTS and INVOICES, as follows:

Delete the text set forth therein in its entirety and insert in lieu thereof:

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment

“A.	All notices, reports and invoices to be provided to INTELSAT LLC under this Contract shall be delivered to the appropriate INTELSAT entities as follows:

Applicable Notices, Reports & Invoices	Receiving INTELSAT LLC Entity and Address

Original Contract Notices	INTELSAT LLC
Copies of following Deliverable CDRLs*:	C/o INTELSAT (Bermuda), Ltd.
B-22, B-24, B-25 and B-38**	Attn: Elizabeth Scheid
Director of Contracts
14 Dundonald Street West
Hamilton HM 09 BERMUDA

Telephone: +1 441 294-1652
Facsimile: +1 441 292-8300

Copies of Contract Notices	INTELSAT Global Service Corporation
Copy of Milestone Invoices	Attn: Richard Parker, Senior Contracts Officer
All Contract Correspondence	Major Programs Department (Mail Stop 25)
3400 International Drive, N.W.
Washington D.C. 20008-3098 U.S.A.
Telephone: (202) 944-7090
Facsimile: (202) 944-7266

Copies of Contract Notices	INTELSAT Spacecraft Program Office (ISPO)
Original Milestone Payment Invoices	Attn: Jean-Paul Berges, Director
Reports and Deliverables***	3825 Fabian Way
Palo Alto, California 94303 U.S.A.

Reports and Deliverables***	INTELSAT Global Service Corporation
Attn: Data Control
Export Compliance Department (Mail Stop 33A)
3400 International Drive, N.W.
Washington D.C. 20008-3098 U.S.A.

Telephone: (202) 944-7144

Original Performance (In-Orbit)	INTELSAT LLC
Incentive Invoices	C/o INTELSAT Global Service Corporation
Accounts Payable (Mail Stop 14B)
3400 International Drive, N.W.
Washington D.C. 20008-3098 U.S.A.

With copy to, with respect to any	Alcatel Space S.A.
matter directly or indirectly related	Attn: Corinne Mailles
to Alcatel Future Performance Payment	26,avenue Jean Francois Champollion
Rights (as defined herein):	BP 1187- 31037 Toulouse Cedex 1

Telephone: (33) 5 34 35 60 49
Facsimile: (33) 5 34 35 56 03

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment

*	Upon written notice, the Contractor shall also deliver to INTELSAT (Bermuda), Ltd. one copy of any additional CDRL’s, including CCNs, RDWs, Reports and Deliverables.

**	CDRL B-38 shall be delivered to INTELSAT (Bermuda), Ltd. in electronic format. All other CDRLs shall be delivered in hard copy format unless otherwise requested by INTELSAT (Bermuda), Ltd. in writing.

***	The Contractor shall provide to INTELSAT Global Service Corporation and ISPO the requisite number of copies as agreed to by the Parties.

B.1	All notices, reports and invoices to be provided to the Contractor under this Contract shall be sent to the Contractor Address as follows:

Applicable Notices, Reports & Invoices	Receiving Contractor Entity and Address

All Contract Correspondence	Space Systems/Loral, Inc.
Attn: Stephen M. Smith, Contract Manager
Mail Stop L-17
3825 Fabian Way
Palo Alto, California 94303

Telephone: (650) 852-5863
Facsimile: (650) 852-9864

With copy to, with respect to any	Alcatel Space S.A.
matter directly or indirectly related	Attn: Corinne Mailles
to Alcatel Future Performance Payment	26,avenue Jean Francois Champollion
Rights (as defined herein):	BP 1187- 31037 Toulouse Cedex 1

Telephone: (33) 5 34 35 60 49
Facsimile: (33) 5 34 35 56 03

B.2	All information, correspondence, notices, reports, documents and any communication to be provided to Alcatel shall be sent to Alcatel as follows:

Alcatel Space S.A. Attn: Corinne Mailles 26,avenue Jean Francois Champollion BP 1187- 31037 Toulouse Cedex 1

Telephone: (33) 5 34 35 60 49 Facsimile: (33) 5 34 35 56 03

C.	All payments to the Contractor shall be paid electronically to the following bank account

Space Systems/Loral, Inc. Account Number: 81888-02626

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment

Bank of America, NT & SA Chicago, IL
ABA #071-000-039”
D	INTELSAT shall pay any and all Alcatel Future Performance Payments electronically to the following bank account:

Alcatel Space S.A.

Societe Generale
30003 02110 00020089896 19
Innopole voie 8
BP 500
31316 Labege cedex
Swift Code SOGEFRPP

9)	ADD Article 61, ADDITIONAL PROVISIONS INTEGRATING AMENDMENT 8

A.	The parties agree that they shall enter into the Escrow Agreement, the WildBlue Deposit Account Control Agreement, the Contingent Note, the Security Agreement and any other agreements required in order to effect the provisions of Amendment Number 8 (“collectively the “Documents”).

B.	The Contractor and INTELSAT shall, at any time, take or cause to be taken such further actions, and execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and obtain such consents, as may be necessary or reasonably requested in connection with the agreements contemplated by Amendment Number 8 or in order to fully effectuate the purposes, terms and conditions of Amendment Number 8.

C.	Neither Party shall (i) amend, change, terminate, suspend, encumber or otherwise adversely affect the Alcatel Future Performance Payment Rights or (ii) assign or delegate all or part of their obligations owed to Alcatel under Amendment Number 8 to any third party or to the other Party. No action by either Party with respect to the Contract (including Amendment Number 8) shall amend, change, terminate, suspend, encumber or otherwise adversely affect the Alcatel Future Performance Payment Rights.

D.	The Alcatel Future Performance Payment Rights provided for in Amendment Number 8 shall supersede any inconsistent provision contained in the Contract as amended through Amendment Number 7 or any other agreement between INTELSAT and the Contractor, and nothing contained in the Contract as amended through Amendment Number 7 or any other agreement between INTELSAT and the Contractor shall be construed to limit or otherwise adversely affect the Alcatel Future Performance Payment Rights.

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment

E.	Amendment Number 8 is a separate and independent agreement, and the Parties hereto have relied on such separateness in entering into Amendment Number 8.

F.	Amendment Number 8 (including the documents referenced herein) and the Contract together constitute the entire agreement and understanding between the Parties in connection with the transactions hereby contemplated. Amendment Number 8 supersedes all previous agreements (including the Agreement but excluding this Contract, which shall continue to remain in full force and effect as amended hereby), arrangements and understandings between the Parties with regard to such transactions, which shall cease to have any further force or effect. No Party is entering into Amendment Number 8 or any of the arrangements hereby contemplated in reliance upon any representation, warranty or undertaking not expressly set out or referred to in Amendment Number 8.

G.	Amendment Number 8, the Contract and the Support Agreement dated as of June 26, 2003, by and between INTELSAT and Alcatel constitute the entire agreement and understanding between INTELSAT and Alcatel in connection with the transactions hereby contemplated.

H.	Amendment Number 8 may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

I.	Effective Date. Amendment Number 8, and all documents implementing such Amendment Number 8 referenced herein, is contingent upon approval of the sole member and manager of INTELSAT LLC (“INTELSAT Board”). If approved by the INTELSAT Board, INTELSAT (Bermuda), Ltd. on behalf of INTELSAT LLC, will so notify the Contractor and Alcatel in writing and Amendment Number 8 shall become effective and binding on each Party upon the date of such notification. If INTELSAT fails to notify the Contractor and Alcatel on or before June 30, 2003, Amendment Number 8 shall become null and void. In the event that INTELSAT either informs the Contractor and Alcatel that the INTELSAT Board has not approved Amendment Number 8 or such approval was not received prior to June 30, 2003, the Contract (through Amendment 7 only) will remain in full force and effect without further modification. If Amendment Number 8 is approved by the INTELSAT Board, INTELSAT shall be deemed to have consented to Amendment Number 6 to the Alcatel Subcontract.

Except as expressly modified herein, the terms and conditions of the Contract remain in full force and effect.

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment

     IN WITNESS WHEREOF, the Parties have executed this Amendment No. 8 to the Contract effective as of the date specified above.

	Space Systems/Loral, Inc.	Intelsat LLC

By:		By:

	(Signed)		(Signed)

	C. Patrick DeWitt		Elizabeth Scheid

	(Typed)		(Typed)

Title:	President and COO	Title:	Authorized Signatory

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment

Exhibit G

*****************

Seven pages of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.